Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. SETS EARNINGS RELEASE AND CONFERENCE CALL DATES
FOR SECOND QUARTER 2016 RESULTS

NASHVILLE, Tenn. (July 6, 2016) - AMSURG Corp. (NASDAQ: AMSG) today announced it will release its second quarter 2016 financial results on Tuesday, August 2, 2016, after the market closes. The Company will also host a conference call at 5:00 p.m. Eastern Time that same day. The live broadcast of AMSURG Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations. The on-line replay will follow shortly after the call and continue for 30 days.

AMSURG’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AMSURG’s Physician Services Division, Sheridan (which includes its affiliates), provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, radiology, children’s services and emergency medicine. Through these businesses as of March 31, 2016, AMSURG owned and operated 256 ASCs and one surgical hospital in 34 states and the District of Columbia and provided physician services to more than 450 healthcare facilities in 29 states. AMSURG has partnerships with, or employs, over 5,000 physicians and other healthcare professionals in 38 states and the District of Columbia.

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